UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2015 (November 20, 2015)

LINN ENERGY, LLC

(Exact name of registrant as specified in its charters)

Delaware	000-51719	65-1177591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 840-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As disclosed previously in its Current Report on Form 8-K filed on November 17, 2015, Linn Energy, LLC (the “Company”) and Linn Energy Finance Corp. (“Finance Corp.” and, together with the Company, the “Issuers”), entered into separate, privately-negotiated, exchange agreements (“Exchange Agreements”) with certain holders (“Holders”) of the Issuers’ outstanding 6.50% senior notes due May 2019 (the “6.50% 2019 Notes”), 6.25% senior notes due November 2019 (the “6.25% 2019 Notes”), 8.625% senior notes due April 2020 (the “2020 Notes”), 7.75% senior notes due February 2021 (the “7.75% 2021 Notes”) and 6.50% senior notes due September 2021 (the “6.50% 2021 Notes” and, together with the 6.50% 2019 Notes, the 6.25% 2019 Notes, the 2020 Notes and the 7.75% 2021 Notes, the “Exchanged Notes”). The Exchange Agreements provided that the Issuers will issue approximately $1.0 billion aggregate principal amount of the Issuers’ new 12.00% Senior Secured Second Lien Notes due 2020 (the “New Notes”), in exchange for approximately $2.0 billion aggregate principal amount of the Issuers’ Exchanged Notes held by such Holders.

In connection with the issuance of the New Notes and pursuant to the Exchange Agreements, on November 20, 2015, the Issuers and certain of the Company’s material domestic subsidiaries (the “Subsidiary Guarantors”) entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Issuers issued the New Notes in exchange for the Exchanged Notes.

The New Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes are being offered only to persons who are qualified institutional buyers (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration provided by Section 4(a)(2) under the Securities Act. Pursuant to the terms of the Exchange Agreements, the Company did not receive any proceeds from the issuance of the New Notes. Final closing settlements of the issuance of the New Notes are expected to be completed on or shortly after the original issuance date.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The information included or incorporated by reference in Item 2.03 of this Report is incorporated by reference into this Item 1.01 of this Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Indenture, New Notes and Pledge Agreement

On November 20, 2015 (the “Settlement Date”), in exchange for an aggregate principal amount of approximately $2.0 billion of the Issuers’ Exchanged Notes, the Issuers issued New Notes in the aggregate principal amount of approximately $1.0 billion, and paid cash of approximately $9.7 million (which cash amount equals the accrued and unpaid interest on the Exchanged Notes exchanged up to, but excluding, the Settlement Date plus the amount of interest that would have been payable on such Exchanged Notes had such Exchanged Notes remained outstanding until November 19, 2015, and the amount paid in lieu of fractional New Notes in integrals less than $1,000), in exchange for the Exchanged Notes (the “Exchange”).

The New Notes are the senior secured obligations of the Company and the general unsecured obligations of Finance Corp. and will be secured by second-priority liens on all of the Company’s and Subsidiary Guarantors’ assets that secure that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, among the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other lenders party thereto, as amended, supplemented or otherwise modified from time to time (the “Credit Facility”) (the “Collateral”), and rank effectively junior, pursuant to the terms of the Intercreditor Agreement described below, to any indebtedness of the Company secured on a priority basis to the New Notes, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness; rank equal with all senior indebtedness of the Issuers, without giving effect to any collateral arrangement, effectively senior to all unsecured senior indebtedness of the Company, to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral), and senior to all subordinated indebtedness of either of the Issuers. The New Notes are unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors. The guarantees are the senior secured obligations of each of the Subsidiary Guarantors and will be secured by second-priority liens on all of the Company’s and Subsidiary Guarantors’ Collateral, and rank effectively junior, pursuant to the terms of the Intercreditor Agreement, to any indebtedness of the applicable Subsidiary Guarantor secured on a priority basis to the guarantees, including indebtedness under the Credit Facility, to the extent of the value of the assets securing such indebtedness; rank equal with all senior indebtedness of the applicable Subsidiary Guarantor, without giving effect to any collateral arrangement, effectively senior to all unsecured senior indebtedness of the applicable Subsidiary Guarantor, to the extent of the value of the Collateral (after giving effect to any senior lien on the Collateral), and senior to all subordinated indebtedness of the applicable Subsidiary Guarantor. The New Notes and the guarantees are structurally junior to all indebtedness and other liabilities (including trade payables) of the Issuers’ subsidiaries that are not Subsidiary Guarantors.

Security for the Notes

The Collateral consists of (i) certain of the Company’s and the Subsidiary Guarantors’ oil and natural gas properties and other personal property, which will mortgaged during a period after the date of the Indenture as provided for therein, as well as (ii) a pledge of all ownership interests in the Subsidiary Guarantors pursuant to a Second Lien Pledge Agreement entered into on November 20, 2015 (the “Pledge Agreement”), between the Company, the Subsidiary Guarantors and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”).

Interest and Maturity

The New Notes will mature on December 15, 2020, subject to a “springing maturity date” ahead of junior lien or unsecured indebtedness if more than $250 million of a particular series of such indebtedness is outstanding 92 days prior to their respective maturities, and will bear interest at a rate of 12.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2016. The Company will pay additional interest, if any, at a rate equal to 0.25% per annum during the 90-day period immediately following the occurrence of any registration default pursuant to the terms of the Registration Rights Agreements (as described below), which shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum.

Optional Redemption

At any time prior to December 15, 2018, the Issuers may on one or more occasions redeem up to 35% of the aggregate principal amount of New Notes issued under the Indenture at a redemption price of 112.00% of the principal amount, plus accrued and unpaid interest and Additional Interest (as defined in the Indenture), if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), using the net cash proceeds of one or more equity offerings by the Company, provided that:

•	at least 65% of the aggregate principal amount of New Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding New Notes held by the Company and its subsidiaries); and

•	the redemption occurs within 180 days of the date of the closing of such equity offering.

Prior to December 15, 2018, the Issuers may redeem all or part of the New Notes upon not less than 30 or more than 60 days’ notice, at a redemption price equal to the sum of:

•	100% of the principal amount thereof, plus

•	the Make Whole Premium (as defined in the Indenture) at the redemption date, plus

•	accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

On and after December 15, 2018, the Issuers have the option to redeem all or a part of the New Notes, upon not less than 30 or more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date, on the New Notes redeemed to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

YEAR	PERCENTAGE
2018	112.000%
2019 and thereafter	106.000%

Change of Control

If the Company undergoes a Change of Control (as defined in the Indenture), holders of New Notes may require the Company to repurchase for cash all or part of their New Notes at a repurchase price equal to 101% of the aggregate principal amount of the New Notes to be repurchased, plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of settlement.

Certain Covenants

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of the Company’s restricted subsidiaries to: (i) declare or pay distributions on, purchase or redeem the Company’s units or purchase or redeem the Company’s or its restricted subsidiaries’ indebtedness secured by liens junior in priority to liens securing the New Notes, unsecured indebtedness or subordinated indebtedness; (ii) make investments; (iii) incur or guarantee additional indebtedness or issue certain types of equity securities; (iv) create certain liens; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of the Issuers’ assets; (vii) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries. These covenants are subject to a number of exceptions and qualifications. If at any time the New Notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investor’s Services, Inc. and no default has occurred and is continuing under the Indenture, certain of the covenants and related Events of Default (as defined in the Indenture) will be terminated, and the Company and its restricted subsidiaries will no longer be subject to such covenants and Events of Default.

Events of Default

Upon a continuing event of default, the trustee or the holders of 25% of the principal amount of the New Notes may declare the New Notes immediately due and payable, except that a default resulting from a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause all New Notes to become due and payable. Each of the following constitutes an “Event of Default” under the Indenture:

•	default for 30 days in the payment when due of interest or Additional Interest on the New Notes;

•	default in payment when due of the principal of, or premium, if any, on the New Notes;

•	failure by the Company to comply with the covenant relating to consolidations, mergers or transfers of all or substantially all of the Issuers’ assets or failure by the Company to purchase notes when required pursuant to the asset sale or change of control provisions of the Indenture;

•	failure by the Company for 180 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the New Notes then outstanding to comply with its reporting obligations under the Indenture;

•	failure by the Company for 30 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the New Notes then outstanding to comply the covenants under the Indenture relating to incurrence of indebtedness and issuance of certain types of equity securities, restrictions on distributions or other payments from the Company’s restricted subsidiaries to the Company, transactions with affiliates, additional guarantors, limitation on Finance Corp.’s activities and liens;

•	failure by the Company for 60 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the New Notes then outstanding to comply with any of the other agreements in the Indenture, the agreements granting liens on Collateral to secure the New Notes, the Collateral Trust Agreement (described below) and the Intercreditor Agreement;

•	default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Company or any of its restricted subsidiaries, if such default: (i) is caused by a failure to pay principal, interest or premium on said indebtedness within any applicable grace period; or (ii) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $50.0 million or more, subject to a cure provision;

•	failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

•	any guarantee by a Subsidiary Guarantor is held in any judicial proceeding to be unenforceable or invalid, or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its subsidiary guarantee;

•	certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Company’s restricted subsidiaries that is a significant subsidiary or any group of its restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary of the Company; and

•	the occurrence of the following:

•	any agreement establishing the second-priority liens securing the New Notes ceases for any reason to be enforceable; provided that it will not be an Event of Default if the sole result of such failure is that any such lien purported to be granted under any such agreement on Collateral, individually or in the aggregate, having a fair market value of not more than $25.0 million, ceases to be an enforceable and perfected second-priority lien, subject to a cure provision

•	any second-priority lien securing the New Notes purported to be granted under any agreement on the Collateral, individually or in the aggregate, having a fair market value in excess of $25.0 million, ceases to be an enforceable and perfected second-priority lien, subject to the Intercreditor Agreement and other liens permitted under the Indenture, subject to a cure provision; and

•	the Company or any Subsidiary Guarantor, or any person acting on behalf of any of them, denies or disaffirms its obligations under the agreements establishing the second-priority liens securing the New Notes.

The foregoing descriptions of the Indenture, the New Notes and the Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Pledge Agreement, which are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Registration Rights Agreement

On November 20, 2015, the Issuers and the Subsidiary Guarantors entered into a Registration Rights Agreement with each of the Holders (collectively, the “Registration Rights Agreements”), pursuant to the terms of the Exchange Agreements. Under the Registration Rights Agreements, the Issuers and the Subsidiary Guarantors agreed to use their commercially reasonable efforts to file with the United States Securities and Exchange Commission and cause to become effective a registration statement relating to an offer to issue new notes having terms substantially identical to the New Notes in exchange for outstanding New Notes within 370 days after the notes were issued. In certain circumstances, the Issuers and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the New Notes. The Issuers and the Subsidiary Guarantors will be obligated to file one or more registration statements as described above only if the restrictive legend on the New Notes has not been removed (other than with respect to persons that are affiliates of the Company) and the New Notes are not freely tradable (by persons other than the Company’s affiliates) pursuant to Rule 144 under the Securities Act of 1933, as amended, as of the 370th day after the notes were issued. If the Issuers and the Subsidiary Guarantors fail to satisfy these obligations, the Company may be required to pay additional interest to holders of the New Notes under certain circumstances.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Intercreditor Agreement

On November 20, 2015, Wells Fargo Bank, National Association, as priority lien agent and the Collateral Trustee entered into an intercreditor agreement, which was acknowledged and agreed to by the Company and the Subsidiary Guarantors (the “Intercreditor Agreement”) to govern the relationship of holders of the New Notes and holders of any other obligations secured on an equal and ratable basis with the New Notes that the Company or any Subsidiary Guarantor may incur in the future (if any), the lenders under the Credit Facility and holders of other priority lien obligations and holders of any junior lien debt that the Company may incur in the future (if any), with respect to the Collateral and certain other matters.

The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the Intercreditor Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Collateral Trust Agreement

On November 20, 2015, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Trustee, entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the Collateral for the benefit of the current and future holders of the New Notes and other obligations secured on an equal and ratable basis with the New Notes, if any.

The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the Collateral Trust Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of November 20, 2015, by and between Linn Energy, LLC, Linn Energy Finance Corp., the guarantors named therein, and U.S. Bank National Association, as trustee.

10.1	Second Lien Pledge Agreement, dated as of November 20, 2015, by and among Linn Energy, LLC, the guarantors named therein and U.S. Bank National Association, as collateral trustee.

10.2	Form of Registration Rights Agreement.

10.3	Intercreditor Agreement, dated as of November 20, 2015, by and among Wells Fargo Bank, National Association, as priority lien agent, and U.S. Bank National Association, as second lien collateral trustee, and acknowledged and agreed to by Linn Energy, LLC and certain of its subsidiaries.

10.4	Collateral Trust Agreement, dated as of November 20, 2015, by and among Linn Energy, LLC, the guarantors named therein, and U.S. Bank National Association as trustee and collateral trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC

Date: November 23, 2015	By:	/s/ Candice J. Wells
Candice J. Wells
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	Indenture, dated as of November 20, 2015, by and between Linn Energy, LLC, Linn Energy Finance Corp., the guarantors named therein, and U.S. Bank National Association, as trustee.

10.1	Second Lien Pledge Agreement, dated as of November 20, 2015, by and among Linn Energy, LLC, the guarantors named therein and U.S. Bank National Association, as collateral trustee.

10.2	Form of Registration Rights Agreement.

10.3	Intercreditor Agreement, dated as of November 20, 2015, by and among Wells Fargo Bank, National Association, as priority lien agent, and U.S. Bank National Association, as second lien collateral trustee, and acknowledged and agreed to by Linn Energy, LLC and certain of its subsidiaries.

10.4	Collateral Trust Agreement, dated as of November 20, 2015, by and among Linn Energy, LLC, the guarantors named therein, and U.S. Bank National Association as trustee and collateral trustee.